UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
☐  Preliminary information statement
☐  Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

SP HOLDING CORPORATION
(Name of Registrant as Specified in Its Charter)

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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SP HOLDING CORPORATION
2361 CAMPUS DRIVE, SUITE 101
IRVINE, CA 92612
TELEPHONE NO.: (949) 833-9001

April 3, 2006

To Our Stockholders:

This information statement is provided on or about April 3, 2006 by SP Holding Corporation, a Delaware corporation (the “Company”), to holders of our outstanding shares of common stock as of the close of business on the record date, March 20, 2006 (the “Record Date”), pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. The purpose of this information statement is to inform our stockholders that our board of directors (the “Board”) has recommended and the holders of a majority of our outstanding shares of common stock have approved a proposed amendment which will amend our Restated Certificate of Incorporation to change our corporate name from SP Holding Corporation to Planetwide Games Corporation.

As of March 20, 2006, we had authorized 500,000,000 shares of common stock, $.001 par value per share, of which 439,403 were issued and outstanding. Certain of our stockholders, together holding at least a majority of our outstanding shares of common stock, have executed a written consent in favor of the actions described above. Because the written consent of a majority of stockholders satisfied the applicable stockholder voting requirement of Delaware General Corporation Law and our Restated Certificate of Incorporation and our Amended and Restated Bylaws, we are not asking for a proxy and you are not requested to send one. This information statement is being sent to you for information purposes only.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

Very truly yours,

/s/ Mark Schaftlein

Mark Schaftlein
Chief Financial Officer and Acting
Chief Executive Officer

SP HOLDING CORPORATION
2361 CAMPUS DRIVE, SUITE 101
IRVINE, CA 92612
TELEPHONE NO.: (949) 833-9001

INFORMATION STATEMENT

The purpose of this information statement is to inform our stockholders that the Board has recommended and the holders of a majority of our outstanding shares of common stock have approved a proposed amendment which will amend our Restated Certificate of Incorporation to change our corporate name from SP Holding Corporation to Planetwide Games Corporation.

We anticipate that this information statement will be mailed on or about April 3, 2006 to our stockholders of record as of the Record Date, and that the proposed amendment will be filed with the Delaware Secretary of State and become effective no earlier than the 20th day after this information statement is sent or given to those holders of common stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

STOCKHOLDERS ENTITLED TO VOTE

On March 14, 2006, the Board unanimously approved the proposed amendment and recommended that such proposal be submitted for stockholder approval.

In accordance with our Amended and Restated Bylaws, the Board has fixed the close of business on March 20, 2006, as the record date for determining the stockholders entitled to notice of the above noted actions. Adoption of the proposed amendment require the approval of our stockholders holding not less than a majority of our issued and outstanding common stock. As of the Record Date, 439,403 shares of our common stock were issued and outstanding. Each share of our common stock outstanding entitles the holder to one vote on all matters brought before the common stockholders.

Certain of our stockholders, together holding at least a majority of our outstanding shares of common stock, consented in writing to the proposed amendment. Because stockholders holding a majority of our outstanding shares of common stock consented in writing to the proposed amendment, no consents or votes of our other stockholders are required. Accordingly, this information statement is being furnished to you solely to provide you with information concerning these matters in accordance with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated under that Act, including Regulation 14C.

DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this information statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any stockholder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Stockholders may also address future requests regarding delivery of information statements and/or annual reports by contacting us at the address or telephone number noted above.

DISSENTER’S RIGHT OF APPRAISAL

No action will be taken in connection with the proposed actions by the Board or the voting stockholders for which Delaware law, our Restated Certificate of Incorporation or our Amended and Restated Bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer or director has a substantial interest, either directly or indirectly, in the favorable action regarding the proposed amendment.

PURPOSE OF THE AMENDMENT

The Board has adopted and the holders of a majority of our outstanding shares of common stock have approved an amendment to our Restated Certificate of Incorporation to change our corporate name from SP Holding Corporation to Planetwide Games Corporation in order to better reflect our planned future operations, as described in “Change of Control” below. We have attached hereto a copy of the proposed amendment as Attachment A. The Board has the discretion to elect, as it determines to be in the best interests of the Company and its stockholders, to file the amendment to our Restated Certificate of Incorporation with the Delaware Secretary of State prior to or simultaneously with the completion of the merger, as described in “Change of Control” below. The Board reserves its right to elect not to file the amendment, in its sole discretion, if the Company determines that the merger will not be completed.

EFFECT OF THE AMENDMENT

There will be no material change to the stockholders. The currently outstanding stock certificates evidencing shares of our common stock bearing the name “SP Holding Corporation” will continue to be valid and represent shares of our common stock following the name change. You will not have to exchange your existing stock certificates for stock certificates reflecting our new corporate name. However, any stockholder desiring a new form of stock certificate may submit the existing stock certificate to our transfer agent for cancellation, and obtain a new form of certificate. The transfer agent may impose a reasonable fee for a voluntary exchange of certificates. Stockholders should not destroy any stock certificates.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of March 20, 2006, (i) by each person or entity known by us to own beneficially more than five percent of our common stock, (ii) by each of our directors and nominees, (iii) by each of our executive officers and (iv) by all of our executive officers and directors as a group.

Name and Address of Beneficial Owner[1]	Number of Shares Owned	Percent of Class

S.A.C. Capital Associates, LLC[2] c/o S.A.C. Capital Advisors, LLC 72 Cummings Point Road Stamford, CT 06902	111,455	25.4%

Irvin Kessler and The Kessler Family Limited Partnership 294 East Grove Lane, Suite 280 Wayzata, MN 55391	24,369	5.5%

SDS Merchant Fund, L.P.[3] 53 Forest Avenue, 2nd Floor Old Greenwich, CT 06870	83,916	19.1%

IDT Venture Capital Inc. 605 3rd Avenue, 36th Floor New York, NY 10158	38,878	8.8%

Mark Schaftlein[4]	11,528	2.6%

All Executive Officers and Directors as a group (1 person)	11,528	2.6%

___________________________

1 Unless otherwise indicated, the address of each person shown is c/o SP Holding Corporation, 2361 Campus Drive, Suite 101, Irvine, CA 92612.

2 Pursuant to investment agreements, each of S.A.C. Capital Advisors, LLC (SAC Capital Advisors) and S.A.C. Capital Management, LLC (SAC Capital Management) share all investment and voting power with respect to these securities held by S.A.C. Capital Associates, LLC. Mr. Steven A. Cohen controls both SAC Capital Advisors and SAC Capital Management. Each of SAC Capital Advisors, SAC Capital Management and Mr. Cohen disclaim beneficial ownership of any such securities. SDS Capital Partners, LLC may act as an advisor to SAC Capital Advisors and SAC Capital Management in connection with such securities held by S.A.C. Capital Associates, LLC. Mr. Steve Derby is the managing member of SDS Capital Partners, LLC. SDS Capital Partners, LLC and Mr. Derby disclaim beneficial ownership of such securities.

3 The investment manager of SDS Merchant Fund, L.P. is SDS Capital Partners, LLC, which holds voting and investment control of these securities. Mr. Steve Derby is the managing member and controls SDS Capital Partners, LLC.

4 Mark Schaftlein is a managing partner of Ocean Avenue Advisors, which holds the shares. Ocean Avenue Advisors was issued 3,458,333 unregistered common shares (pre-reverse split) as payment for consulting and advisory fees.

CHANGE OF CONTROL

On February 10, 2006, we entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Planetwide Games, Inc., a privately held innovative provider of branded online video games and proprietary software (“Planetwide Games”). Under the terms of the Merger Agreement, all outstanding shares of common stock, $0.0001 par value, of Planetwide Games will be exchanged for shares of our common stock, and we will assume all of the stock options, warrants and convertible securities of Planetwide Games. After the consummation of the merger, stockholders of Planetwide Games, together with investors in a separate private offering anticipated to close near the time of the merger, are anticipated to own approximately 95% of the Company on a fully diluted basis.

In connection with the merger, shares of our Series A Preferred Stock shall automatically convert into a number of shares of restricted common stock equal to 61% of the number of shares of common stock issued and outstanding on a fully diluted basis as of the date of, but immediately prior to, the consummation of the merger transaction.

                                   By Order of the Board of Directors,

                       /s/ Mark Schaftlein

                       Mark Schaftlein
                       Chief Financial Officer and Acting Chief
                                    Executive Officer

Attachment A

CERTIFICATE OF AMENDMENT
OF THE
RESTATED CERTIFICATE OF INCORPORATION
OF
SP HOLDING CORPORATION

The undersigned certifies as follows:

FIRST: SP Holding Corporation (the “Corporation”) is a corporation formed under the laws of the State of Delaware, and its Certificate of Incorporation was filed in the office of the Secretary of State on March 18, 1996.

SECOND: The Restated Certificate of Incorporation of the Corporation is hereby amended to change the name of the Corporation by changing Article I to read as follows:

“The name of the corporation is Planetwide Games Corporation.”

THIRD: That this Amendment was duly adopted in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed this ___ day of April, 2006.

                                SP HOLDING CORPORATION

                        By:_______________________________________________
                        Mark Schaftlein
                        Chief Financial Officer and Acting Chief Executive Officer